Exhibit 10.1

NDG: 000016251758	- DATE: 20/03/2020

Banco BPM S.p.A. - Share Capital of 7,100,000,000 euro fully paid-up - ABI 05034 - Tax ID and Registration No. with the Milan Register of Companies Monza Brianza Lodi: 09722490969 - Banco BPM IVA Group Representative - VAT No. 10537050964 -Registered office: P.zza F. Meda, 4 - 20121 - MILAN - Tel. 02/77001-Administrative Headquarters: P.zza Nogara,2 - 37121 - VERONA-Tel. 045/8675111 - Web: www.bancobpm.it - Member of the Interbank Deposit Protection Fund and the National Guarantee Fund - Parent Bank of the Banco BPM Banking Group - Registered with the Bank of Italy under no. 8065 and with the Register of Banking Groups under no. 237 - Virtual stamp duty, where due, Auth. Internal Revenue Agency, Milan 5 - Office - no. 3358/2017 of 10/01/2017

SEGRATE, on    20 /03 /2020

TO: KALEYRA SPA VIA MARCO D’AVIANO 2 20131 MILAN (MI)	From To	TO: BANCO BPM S.P.A. SEGRATE - SAN FELICE (01726) PIAZZA CENTRO COMMERCIALE, 36 20090 - SEGRATE (MI)

GENERAL UNSECURED LOAN LOAN NO. 04629747

SUMMARY DOCUMENT

This “Summary document”, by express mutual agreement of the parties, shall be considered an integral and substantive part of the contract template, to which it is attached as its frontispiece.

ECONOMIC CONDITIONS

The APR is equal to         3.4652%.

The Parties acknowledge that, at the time the contract is signed, the agreed economic conditions may not exceed the threshold rate set in the current quarter for the specific category of credit operations pursuant to Italian Law no. 108 of 7 March 1996, containing provisions on usury.

The interest rate is set on the basis of the following index parameter:

variable and automatically determined in the extent equal to 3.000 points over the Euribor - Euro Interbank Offered Rate - 3 (three) months base 360 - punctual survey (quotation recorded at 11 a.m., Central European Time, by the Euribor management committee - EMMI - distributed on the main telematic circuits, e.g. http://it.euribor-rates.eu, and published in the specialist press) by currency on the last business day of the calendar quarter. The interest rate thus determined is updated at the beginning of each subsequent calendar quarter. The “Reference Business Day” refers to the date on which, for any payment in Euro, the Trans-European Automated Real-time Gross Settlement Express Transfer System (TARGET 2) is in effect. Currently the reference parameter value is equal to -0.390000% and, thus, as of today’s date the interest rate is 2.6100% (percent)

In the case of a variable rate, the value indicated above is indicative and refers to the current value at the time the contract is signed.

It remains understood between the parties that the interest rate indicated above, and given by the sum of the Euribor (and, in the event of its failure and/or impossible future determination, the Libor) and the Spread, cannot, under any circumstances whatsoever, be less than zero. Therefore, it is expressly agreed that, if the interest rate, as determined above, is equal to or lower than zero, the Bank will apply an interest rate equal to zero to this Loan until the interest rate returns to a value higher than zero.

Should it not prove possible to determine the rate of the index parameter as defined above, the 3-month Libor referring to the Euro will be taken as an index parameter, as published on the second business day prior to the end of each calendar quarter as reported in the specialist press, increased by the spread mentioned above; in instances of any increase or decrease of the latter reference parameter, the interest rate shall be adjusted to the extent of the intervening variations beginning 1/1, 1/4, 1/7, 1/10 following the aforementioned variation, and shall remain in effect for the entire calendar quarter in question.

Pre-amortisation interest, if due, shall be calculated at the interest rate referred to above.

Interest (both repayment and pre-amortisation) shall be calculated using the nominal rates described with respect to the actual numbers of lapsed days, with the divisor referring to 360 days.

The default rate is equal to the rate applied to the Loan in effect on the instalment due date, with an additional 2.000 (two/000) points.

Further economic conditions at your expense are:

NDG: 000016251758	- DATE: 20/03/2020

- Underwriting expenses to be repaid through an 87,000.00 euro withholding on the amount disbursed;

- Management costs 0.00 euro;

- Instalment collection fees 2.75 euro;

- Fees for sending communications in paper format 1.25 euro;

- Fees for sending communications in electronic format 0.00 euro;

- Fees for novations, replacements of guarantee, authorised delays, extensions as well as supplemental deeds of any kind 0.500% of the residual debt (minimum 200.00 euro, maximum 2,000.00 euro);

- Fees for deferring an instalment payment 0.00 euro;

- Fees for notice of instalment due date 1.25 euro (charged only where the instalment is not paid through direct debit against an account held at the disbursing institution);

- Fees requesting certifications, legal/accounting documents, interest 1.25 euro;

- Charges for prepayments calculated based on the prepaid principal amount 4.500%;

- Fees for administrative costs deriving from variations of the economic conditions not in conformity with the contractual terms made through a bilateral agreement between the parties 50.00 euro.

- Alternative tax with respect to the disbursed amount 0.250000%

(where an election has been made under Italian Presidential Decree no. 601/1973 and as amended);

- Fees to issue a certified copy of the Contract suitable for it to be agreed 0.00 euro;

- Fees for postal stamp duties and other duties not listed above in the applicable statutory amount.

CONTRACT CONDITIONS

Whereas

a)

the Company KALEYRA SPA SOCIETA’ PER AZIONI with registered offices at VIA MARCO D’AVIANO 2 - 20131 - MILAN (MI) Tax ID/VAT number 0000012716960153 and registration with the Company Register of MILAN (MI) number 0000012716960153 Share Capital € 111,000.00 fully paid-up, (hereinafter the “Borrower”) in the person of the legal representative, Dario Leopoldo Omero Calogero , born in Milan (MI), on [***], Tax ID [***] , as the legal representative, has asked the Bank to grant a Loan for the amount of 6,000,000.00 euro (six million/00) (hereinafter the “Loan”) to be used to support the company’s activities, as may be better specified in the epigraph.

b)	the Bank, in relation to this request, has agreed to grant the Loan, on the basis of:

(1) the truthfulness, completeness and accuracy of the economic, financial and legal data and information provided by the Borrower regarding its legal, administrative, equity, financial and technical situation;

(2) the assumption of and full compliance with the commitments provided for in this Contract (as defined below) as set forth below.

Given the above, the Bank and the Borrower, which will be referred to hereinafter as the “Parties”, where necessary, jointly intend, by signing this deed, to implement the aforementioned Loan operation.

CONTRACT RULES

Art. 1 - Value of the preamble and attachments

The preamble and any attachments form an integral and substantive part of this Contract.

Art. 2 – Definitions

The terms and expressions used in this Contract, unless defined otherwise herein, shall have the meanings set forth below:

“Bullet repayment” means the amount that provides for the repayment of the principal, paid in a lump sum upon the Loan’s due date, together with the payment of the related interest. In the period prior to the Loan’s due date, the Borrower shall pay, if provided for in the Contract, instalments consisting solely of interest.

Customer

copy

BANCO BPM S.p.A.

Capogruppo del Gruppo Bancario BANCO BPM

Sede Legale: Piazza F. Meda, 4-20121 Milano - Tel. 02 77001

Sede Amministrativa: Piazza Nagara, 2 - 37121 Verona - Tel. 045 8675111

www.bancobpm.it

Capitale Sociale al 7.4.2018 Euro 7.100.000.000.00 int. vers. - ABI 05034

C.F. e lscr. al Registro delle Imprese di Milano n. 09722490969 - Rappresentante del Gruppo IVA Banco BPM - P.IVA10537050964 - Aderente al Fondo

Interbancario di Tutela dei Depositi e al Fondo Nazionale di Garanzia

Iscritto all’Albo delle Banche della Banca d’Italia e all’Albo dei Gruppi Bancari

NDG: 000016251758	- DATE: 20/03/2020

“Progressive amortisation” or “French amortisation” means amortisation in instalments consisting of increasing portions of principal to be repaid calculated on the basis of the commercial calendar (360/360) and calculated interest portions, on the residual debt, with reference to the number of days actually elapsed for each period of interest and fixed divisor 360. Without prejudice to the principal portion calculation indicated above, the overall amount (total) of the individual instalments changes due to the different number of calendar days included in each interest period.

“Uniform Amortisation” or “Italian Amortisation” means the amortisation that provides for instalments with constant principal repayment instalments (i.e. equal for all instalments, determined by dividing the principal borrowed by the number of repayment instalments) and calculated interest portions on the residual debt, which decrease over time.

“Bank”: means the Bank whose data is shown in the epigraph to this Contract;

“Contract” or “Loan Contract”: means this Contract, including all its attachments, and any subsequent contracts or agreements by which it may be supplemented, amended or renewed;

“Summary Document”: means the document giving the economic conditions applied to the Loan and which, by express agreement between the Parties, is considered an integral and substantive part of this Contract and which is the frontispiece of the same;

“Substantially prejudicial effect”: means the direct and/or indirect consequence of a Significant Event, a fact, a circumstance that can: (i) negatively and significantly affect the Borrower’s legal, equity, financial, economic, administrative or technical situation or its production capacity or its prospects; or (ii) result in serious prejudice to the Bank’s credit rating; or (iii) compromise, in the reasonable and reasoned opinion of the Bank, the prospects for the Loan’s repayment;

“Significant Event” (plural “Significant Events”): means any event, fact or circumstance qualified as such under article 16 (Significant Events) of this Contract;

“Loan”: means the Loan of 6,000,000.00 euro (six million/00) granted under this Contract;

“Business Day”: means a day calculated on the basis of the TARGET2 (Trans-European Automated Real-time Gross Settlement Express Transfer System) international payment system calendar on which banks are authorised to be open to the public to carry out their normal business activities.

“Group”: means any parent company of the Borrower and the other companies that are or will be directly or indirectly controlled by the Borrower itself pursuant to article 2359, first and second paragraphs of the Italian Civil Code, and any other company that has given information that it is subject to the Borrower’s management and coordination;

“Encumbrance”: means any lien that gives a right of first refusal on the proceeds of the sale (even compulsory) of an asset, including by way of example, a pledge, mortgage or lien;

“Party” (plural “Parties”): means, individually or jointly, as the case may be, the parties to this Contract as better identified in the header to the same;

“Borrower”: means KALEYRA SPA with registered offices at VIA MARCO D’AVIANO 2 - 20131 - MILAN (MI) Tax ID/VAT number 0000012716960153 and registration with the Company Register of MILAN (MI) number 0000012716960153, as better identified in the epigraph of this Contract;

“Spread”: means, with reference to the Loan, the annual surcharge applied to the Euribor (and, in the event of its failure and/or impossible future recognition, the Libor) as indicated in the Summary Document;

“Repayment Schedule”: table representing the breakdown by principal and interest (and possibly other cost items) of the loan repayment instalments to be paid by the Borrower to the Bank, calculated using the interest rate as defined in the Contract. For variable rate loans, the table is purely indicative.

“Interest Rate”: means, with reference to the Loan, the sum of the Euribor (and, in the event of its failure and/or impossible future recognition, the Libor) and the Spread as indicated in the Summary Document.

Art. 3 - The Contract subject and related regulation

The Bank declares that it will grant and make available to the Borrower, who has requested it, a Loan of 6,000,000.00 euro (six million/00) for a term of 045 months, in addition to any period of pre-amortisation and instalment alignment, under the conditions set out below and to be understood as a firm commitment by the Bank, as defined in article 4 below.

The identification report for the Loan in question may be transferred by the Bank to another branch without a new contract being required. Any change in the distinct number of the banking relationship (including where such a change is prompted by such a transfer) shall not constitute a novation of the same.

The Loan in question is governed by Italian Legislative Decree no. 385/1993 (the Consolidated Law on Banking and Credit, hereinafter the “TUB”) and the previous regulations, insofar as they are applicable; it is also governed, in addition to the rules set out below, by the “General Conditions relating to the Bank - Customer relationship” already known and approved by the Borrower.

The Borrower declares that it does not qualify as a “consumer”, with the consequent inapplicability of the current provisions of the law on “Consumer credit” referred to in article 121 of the TUB.

Article 4 - Firm commitment

The Bank undertakes not to withdraw from the Contract for its term, except in those scenarios contemplated in article 16, below.

Art. 5 - Guarantees issued

The Loan is backed by the following guarantees given in favour of the Bank, established by a separate deed:

None

Customer

copy

BANCO BPM S.p.A.

Capogruppo del Gruppo Bancario BANCO BPM

Sede Legale: Piazza F. Meda, 4-20121 Milano - Tel. 02 77001

Sede Amministrativa: Piazza Nagara, 2 - 37121 Verona - Tel. 045 8675111

www.bancobpm.it

Capitale Sociale al 7.4.2018 Euro 7.100.000.000.00 int. vers. - ABI 05034

C.F. e lscr. al Registro delle Imprese di Milano n. 09722490969 - Rappresentante del Gruppo IVA Banco BPM - P.IVA10537050964 - Aderente al Fondo

Interbancario di Tutela dei Depositi e al Fondo Nazionale di Garanzia

Iscritto all’Albo delle Banche della Banca d’Italia e all’Albo dei Gruppi Bancari

NDG: 000016251758	- DATE: 20/03/2020

Art. 6 - Loan Disbursement

The Borrower hereby declares to receive the sum of 6,000,000.00 euro (six million/00) gross of the amounts related to commissions, expenses and fees, and taxes, by the crediting of its current account no. 000000003180 held at the Branch of SEGRATE - SAN FELICE net of the amounts related to commissions, expenses and fees, and taxes, or by delivery of “non-transferable” bank drafts for the corresponding amount marked by the numbers... (please indicate the bank drafts’ matrix numbers). The Borrower therefore grants the Bank a comprehensive and discharging release, acknowledging its debt to the Bank and obliged to repay it in accordance with the provisions of article 9, below.

Art. 7 - Interest on the Loan

From the date on which the Loan is disbursed, the Borrower undertakes to pay interest on the same at the amount and frequency agreed in the Summary Document and the repayment schedule.

The Borrower acknowledges and accepts that, in the case of interest applied at variable rates, the Bank will redetermine the amount of the instalments in the event of an increase or decrease in the variable rate and consequently the repayment schedule is to be understood as being purely indicative as indicated in article 11 below.

Any delay or non-delivery of the payment notice shall not release the Borrower from the obligation to pay within the due term, nor may this situation be invoked as a reason not to apply the default interest due, as referred to in article 8, below, for late payment.

The Parties acknowledge that, at the time the contract is signed, the agreed economic conditions may not exceed the threshold rate set in the current quarter for the specific category of credit operations pursuant to Italian Law no. 108 of 7 March 1996, containing provisions on usury.

Art. 8 - Late-payment interest

In the event of a delay, with respect to the agreed due dates, in the total or partial payment of the loan repayment instalments and/or related interest, as well as of any other sum due under this Contract and not paid by the agreed due dates, the Borrower shall pay interest on the unpaid amount calculated by using the rate indicated in the economic conditions contained in the Summary Document.

This late-payment interest will be calculated on all overdue receivables for the principal, interest and ancillary charges and will run automatically without the need for any notice or default, but only for the expiry of the term.

Art. 9 - Repayment of the Loan

The Borrower undertakes, on its own behalf as well as that of its successors and assignees, to repay any amount due in relation to this Loan, through the payment of:

- 015 instalments, on a quarterly basis, in addition to any pre-amortisation period, as per the Repayment Schedule attached to this deed to form an integral and substantive part of it.

The Borrower therefore undertakes to build up, in good time, the necessary funds to repay the Loan and expressly authorises the Bank, granting it an irrevocable mandate, to debit the amounts due at each due date from the current account in the Borrower’s name and held with the same Bank.

The Bank has the right, but not the obligation, to charge, upon each individual due date, against the aforementioned account, the repayment instalment for the Loan, regardless of whether overdrawn, and by the same token the Bank shall have the right to collect any other amount owed to the Bank by the Borrower pursuant to the Loan.

Art. 9 bis - Payments

Any payment due to the Bank under this Contract shall be made on the established due date.

If the due date falls on a day which is not a Business Day for the Bank, payment shall be taken as being due on the first non-holiday calendar day immediately following, unless that day falls in the following month, in which case payment shall be made on the non-holiday calendar day preceding the actual due date.

Art. 10 - Expenses for credit collection

For any amount of money or for any reason which, to protect its own receivables, the Bank pays on the Borrower’s behalf, and any expense (including out-of-court expenses) that the Bank might incur in protecting and collecting its own receivables shall be immediately repaid by the Borrower along with interest accruing thereto in the amount contemplated for late-payment interest from the date of disbursement, with the right of recovery by the Bank including when the first payment is to be made by the Borrower, with the waiver by the Borrower of any different charge. By the same token, the Bank shall have the right to request that the Borrower immediately repay any charge or increase following a change and/or new interpretation (including by an administrative authority) of the rules and provisions governing the transaction.

Art. 11 - Repayment schedule

The Repayment Schedule - including any pre-amortisation period and instalment alignment - is attached to the Summary Document.

The Borrower acknowledges and accepts that, if a variable interest rate has been agreed, the Bank will, where there is an increase or decrease in the interest rate, adjust the loan’s repayment schedule accordingly, using the “principal” of the remaining principal, the “terms” of the remaining term and the “interest rate” or the rate as provided for above. The aforementioned Repayment Schedule shall, therefore, be considered “indicative”, as it is only intended to demonstrate what the amount of each instalment would be if the interest rate given at the time the Contract was signed remained unchanged for the entire amortisation duration and is, therefore, not intended to establish the exact amount of each instalment, since the same may vary in relation to the principal portion, or in relation to the interest portion (in the case of “Progressive Amortisation” or “French Amortisation”), or only in relation to the interest portion (in the case of “Uniform Amortisation” or “Italian Amortisation” or “Bullet Repayment”) and, in any case, in relation to the total amount of each instalment.

Customer

copy

BANCO BPM S.p.A.

Capogruppo del Gruppo Bancario BANCO BPM

Sede Legale: Piazza F. Meda, 4-20121 Milano - Tel. 02 77001

Sede Amministrativa: Piazza Nagara, 2 - 37121 Verona - Tel. 045 8675111

www.bancobpm.it

Capitale Sociale al 7.4.2018 Euro 7.100.000.000.00 int. vers. - ABI 05034

C.F. e lscr. al Registro delle Imprese di Milano n. 09722490969 - Rappresentante del Gruppo IVA Banco BPM - P.IVA10537050964 - Aderente al Fondo

Interbancario di Tutela dei Depositi e al Fondo Nazionale di Garanzia

Iscritto all’Albo delle Banche della Banca d’Italia e all’Albo dei Gruppi Bancari

NDG: 000016251758	- DATE: 20/03/2020

If the interest rate applied on the borrowed principal is fixed, the Repayment Schedule indicated above must - vice versa - be considered effective.

Art. 12 - Voluntary early repayment

The Borrower, in conjunction with an interest due date, has the right to repay the Loan, in whole or in part, with a written notice to be given at least 30 business days prior to the proposed repayment date; in this case the Borrower shall pay to the Bank, in addition to the principal, interest, expenses and fees, and other charges accrued, in accordance with the procedures to be agreed with the Bank itself, a penalty for early repayment, calculated on the principal amount repaid in advance, as indicated in the Summary Document. Each prepayment shall serve to lower the amount of the subsequent instalments; the number of instalments as originally negotiated shall stand, unless otherwise agreed between the Bank and the Borrower.

Art. 13 - Declarations and guarantees

The Borrower declares and guarantees the following:

a)	that it is a validly incorporated and on-going company in accordance with the regulations in effect and that it is able to exercise its rights in full;

b)

that the corporate bodies, in the forms and in the manner provided for in their respective articles of association, have taken all the necessary resolutions to approve this Contract being stipulated and executed. The powers as conferred above are effective and have not been subject to revocation and/or amendment, even partial;

c)

that it has not submitted debt restructuring plans pursuant to article 67, paragraph 3, letter d) of Italian Royal Decree no. 267 of 16/03/1942 (“Bankruptcy Law”), or debt restructuring agreements pursuant to article 182 bis of the aforementioned Bankruptcy Law;

d)

that it has not been declared insolvent or subject to insolvency proceedings of any kind, nor is it aware of any action taken against it which might result in it being subject to insolvency proceedings of any kind;

e)	that it has not undertaken voluntary liquidation procedures;

f)	that it is not in a situation of “capital reduction due to losses” or “capital reduction below the legal limit”.

Art. 14 - Solidarity bond

All obligations shall be deemed assumed by the Borrower individually as well as on behalf of all guarantors, with joint and several liability amongst them, and with the duty of joint and several liability attaching to their heirs, successors, and assignees. Should more than one debt connect the Borrower to the Bank, the Borrower shall have the right to state - pursuant to article 1193, paragraph 1 of the Italian Civil Code - at the time of payment which debt the Borrower is intending to repay. In the absence of such a statement, the Bank may allocate (as a waiver of the statutory-default provision otherwise available under article 1193, paragraph 2 of the Italian Civil Code) the payments made by the Borrower, or any payments received by a third party, to discharge or lessen any duty assumed by the Borrower by providing notice to the latter.

Art. 15 - The Borrower’s additional obligations

The Borrower, in addition to the obligations assumed under this Contract, also undertakes, on its own behalf as well as that of any companies belonging to the same Group, also pursuant to and for the purposes of article 1381 of the Italian Civil Code and until all the Bank’s claims have been settled, to comply with the following provisions, acknowledging their essential nature within the context of this Contract:

Disclosure obligations

-	to notify the Bank immediately in writing of any event, fact, act, circumstance - even if well-known - that may have a Substantially Prejudicial Effect;

-

to send to the Bank, as soon as they become available, but in any case no later than 30 business days after being approved by the corporate bodies: its annual financial statements and/or its consolidated financial statements (or a pro forma version of the same where the elements required by law for the mandatory preparation of consolidated financial statements do not exist) together with, where the Borrower is required to do so by law, by-laws or otherwise, a certification report from a leading auditing firm and the report by the Board of Directors and the Board of Statutory Auditors;

-

to provide the Bank, within 15 days of the relevant request, with the statements, documentation and any other information or data regarding its financial and economic conditions as may be reasonably requested by the Bank;

Obligations to act

-	to maintain all the authorisations, permits or administrative licences necessary or appropriate to enable the proper conduct of its business;

-

to allow, at the request of the Bank and depending on the performance of the company’s activities, any technical and administrative checks to be carried out by the Bank in order to ascertain the regularity of its business performance and, in general, compliance with all the obligations under this Contract;

-	to pay correctly, punctually and in full, all taxes, duties, social security contributions and any other sums due under legal or regulatory provisions;

-

to keep the Loan guarantees in effect and not to perform any act that might jeopardise or in any way make it more difficult for the Bank to satisfy its loans through the performance of the Loan guarantees; if the assets covered by the Loan guarantees perish or deteriorate or reduce in value for any reason, the Borrower shall provide new guarantees on those assets which are substantially equivalent in value to the assets that have perished or deteriorated or that have lost value;

-

to maintain insurance coverage with leading insurance companies to cover the risks associated with its business and its assets, in accordance with market practice and for the limits that are normally insured within the sector in which it operates;

Customer

copy

BANCO BPM S.p.A.

Capogruppo del Gruppo Bancario BANCO BPM

Sede Legale: Piazza F. Meda, 4-20121 Milano - Tel. 02 77001

Sede Amministrativa: Piazza Nagara, 2 - 37121 Verona - Tel. 045 8675111

www.bancobpm.it

Capitale Sociale al 7.4.2018 Euro 7.100.000.000.00 int. vers. - ABI 05034

C.F. e lscr. al Registro delle Imprese di Milano n. 09722490969 - Rappresentante del Gruppo IVA Banco BPM - P.IVA10537050964 - Aderente al Fondo

Interbancario di Tutela dei Depositi e al Fondo Nazionale di Garanzia

Iscritto all’Albo delle Banche della Banca d’Italia e all’Albo dei Gruppi Bancari

NDG: 000016251758	- DATE: 20/03/2020

Obligations not to act

-

not to make any changes to its articles of association that might have a “substantially prejudicial effect” without the Bank’s prior written consent. It is understood, however, that the Bank’s consent will not be necessary in relation to: (i) amendments to the articles of association of a formal and non-substantial nature (such as, by way of example, transferring the registered office within the Italian territory, changing the company’s name and its duration); and (ii) amendments to the articles of association that may become necessary in application of state laws or regulations;

-	not to suspend, interrupt or modify the business currently carried out or a non-marginal part of it;

-	not to resolve to reduce its share capital, except in accordance with legal obligations;

-	not to propose voluntary liquidation;

-

if established as an Italian joint-stock company [“società per azioni”], not to constitute assets allocated to a specific transaction pursuant to article 2447 bis et seq. of the Italian Civil Code and to request financing allocated to a specific transaction pursuant to article 2447 decies of the Italian Civil Code;

Art. 16 - Significant events

In addition to the events which, pursuant to the law, allow the Bank to terminate and/or to withdraw from the Contract, or to activate the acceleration clause against the Borrower, each of the events described in this article constitutes a Significant Event:

a)

failure to make timely and full payment of any amount due to the Bank in respect of the principal or interest on the Loan or in respect of any expenses or fees, commissions or otherwise under this Contract;

b)	the Loan is used, in whole or in part, for a purpose other than that stated and indicated in the preamble;

c)	the failure to comply with any of the obligations referred to in article 15 - where possible - is not remedied within 30 business days from the date of notification by the Bank;

d)	substantial inaccuracy and/or untruthfulness of any of the declarations and guarantees made by the Borrower pursuant to article 13;

e)	opening, at the expense of the Borrower, any procedure, even out of court, referred to in Italian Royal Decree no. 267 of 16 March 1942 (“Bankruptcy Law”) or its voluntary or judicial liquidation;

f)

the Borrower has been declared, or declares that it has become, insolvent or one of the situations referred to in article 2446 paragraph 2 or paragraph 2447, or article 2482 bis, paragraph 4 or 2482 ter of the Italian Civil Code has occurred;

g)	initiation of actions by one or more enforcement procedures by third parties against the Borrower’s assets;

h)

initiation of actions, suits, disputes, complaints or arbitration, administrative or judicial proceedings in general, of any kind and with any public or private counterparty against the Borrower that might have a Substantially Prejudicial Effect, unless the Borrower provides the Bank with documentary evidence of the groundlessness of the proceedings initiated;

i)

submission of debt restructuring plans pursuant to article 67 paragraph 3, letter d) of Italian Royal Decree no. 267 of 16 March 1942 (“Bankruptcy Law”), or debt restructuring agreements pursuant to article 182 bis of the aforementioned Bankruptcy Law.

Art. 17 - Activating the acceleration clause – Terminating the Contract

1. Activating the acceleration clause

The occurrence of any situation referred to in article 1186 (Acceleration clause) of the Italian Civil Code, to which the Significant Events referred to in article 16 letters e), f), g), h), i) of this Contract shall constitute grounds for activating the acceleration clause by the Borrower.

Effectiveness of the acceleration clause

The Bank will have the right to inform the Borrower of its intention to exercise its rights under this article, by means of a communication sent by registered letter with return receipt or by certified email; activating the acceleration clause shall become effective ipso iure, without any judicial ruling, from the date on which the aforementioned communication is received.

Repayment of the Loan

Within 20 business days from the date on which the acceleration clause becomes effective pursuant to the previous paragraph, the Borrower shall repay to the Bank the amounts of the Loan not yet repaid together with the accrued interest and any late-payment interest, up to the date of the actual repayment.

2. Terminating the Contract

This Contract will be legally terminated upon the initiative and at the discretion of the Bank pursuant to article 1456 (Express termination clause) of the Italian Civil Code, should even one of the Significant Events referred to in article 16 letters a), b), c), d) of this Contract occur.

Effectiveness of the termination

The Bank will inform the Borrower of its intention to exercise its right to terminate the Contract with respect to the same by means of a communication sent by registered letter with return receipt or by certified email; termination of the Contract shall take effect from the date on which the aforementioned communication is received.

Repayment of the Loan

Within 20 business days from the date on which the contract’s termination becomes effective pursuant to the previous paragraph, the Borrower shall repay to the Bank the amounts of the Loan not yet repaid , together with the accrued interest and any late-payment interest, up to the date of the actual repayment.

Customer

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BANCO BPM S.p.A.

Capogruppo del Gruppo Bancario BANCO BPM

Sede Legale: Piazza F. Meda, 4-20121 Milano - Tel. 02 77001

Sede Amministrativa: Piazza Nagara, 2 - 37121 Verona - Tel. 045 8675111

www.bancobpm.it

Capitale Sociale al 7.4.2018 Euro 7.100.000.000.00 int. vers. - ABI 05034

C.F. e lscr. al Registro delle Imprese di Milano n. 09722490969 - Rappresentante del Gruppo IVA Banco BPM - P.IVA10537050964 - Aderente al Fondo

Interbancario di Tutela dei Depositi e al Fondo Nazionale di Garanzia

Iscritto all’Albo delle Banche della Banca d’Italia e all’Albo dei Gruppi Bancari

NDG: 000016251758	- DATE: 20/03/2020

Art. 18 - Fees, taxes and charges

The Bank, in agreement with the Borrower, confirms that it will exercise the option to apply the substitute tax as per articles 15 and 17 of Italian Presidential Decree no. 601/73 as amended and supplemented.

The application of the substitute tax regime concerns both this Loan operation and all other acts, contracts, formalities, including any guarantees, which will be carried out in connection with and/or as a consequence of the operation covered by this Contract.

The Borrower declares that it has been fully informed of all the consequences that will arise or that might arise in the future from the application of the substitute tax.

Furthermore, all taxes, duties and other tax charges that may arise, including following any assessment by the competent authorities, by virtue of this Loan operation, shall be borne by the Borrower.

Any taxes, duties, costs, fees and charges (including legal fees, notary fees, taxes and duties) reasonably incurred and duly documented, including those of a tax and administrative nature (including any tax liability and any penalties imposed), by this Contract, with the exception of income tax payable by the Bank, shall, in any case, be borne by the Borrower, it being understood that the Bank shall receive the amounts contractually provided for, without any deduction or withholding.

If, as a result of laws, regulations or interpretations of the law or for other reasons, a tax withholding needs to be done, or an amount needs to be withheld for any other reason, the payments made by the Borrower shall be supplemented to such an extent that the Bank will, in any case, receive the amounts originally agreed upon in this Contract, except for taxes that are due by the Bank on the total income deriving from the lending activities.

Art. 19 - Unilateral amendment to the conditions by the Bank

The Borrower, pursuant to article 118 of Italian Legislative Decree no. 385 of 1 September 1993 (Consolidated Law on Banking and Credit) and the related regulatory and supervisory regulations, specifically approves the Bank’s right to unilaterally amend the fees relating to expenses if there is a justified reason, including to the detriment of the Borrower itself.

Any proposed change shall be expressly communicated by the Bank to the Borrower, in writing or on a durable medium, 2 months in advance of the new condition becoming effective, indicating “Proposed unilateral amendment to the Contract”.

The amendment shall be considered as accepted if the Borrower fails to withdraw from the Contract by the date set for the new condition to become effective. Withdrawal is not subject to a charge and, when the relationship is settled, the Borrower shall have the right to apply the conditions previously stipulated. Clauses relating to the interest rate are expressly excluded from the right to unilateral amendment.

The Borrower specifically approves, pursuant to article 118, paragraph 2 of Italian Legislative Decree no. 385 of 1 September 1993 (Consolidated Law on Banking and Credit), this right of the Bank.

Art. 20 Election of domicile, communications and proof of accounting records

Letters, notifications and any other declaration or communication from the Bank shall be sent to the Borrower with full effect to the address to which this Contract is addressed, which shall be understood as an election of domicile, or subsequently made known in writing. All communications and notices from the Borrower to the Bank regarding the ongoing relationship shall be made in writing to the branch where the relationship was established.

The Borrower undertakes to notify the Bank, within fifteen days by registered letter, of any change of domicile as elected above, releasing the Bank from all liability relating to any delay and/or non-receipt of correspondence concerning this Loan as a result of the Borrower’s failure to comply with the aforementioned obligation.

Pursuant to article 119 of the Consolidated Law on Banking, the Bank shall supply the Borrower (at the contract’s expiry and, in any case, at least once per year) a detailed notice, with a complete, straight-forward advisory on the performance of the relationship, and an updated framework for the economic conditions applied.

The methods for sending periodic communications include by paper and by electronic means; the Borrower expressly declares that it wishes to receive periodic communications in a/an ………………….. form; at any time during the relationship the Borrower has the right to change the communication technique used, by sending a suitable request by registered letter to the Bank Branch at which the ongoing relationship is held. The Borrower also has the right to request further or more frequent information than the above. Any such request must be made in writing as indicated above. In the event that the Borrower makes a request to receive the above communications with a frequency other than and greater than that indicated above, the Bank may charge fees as contractually provided for and indicated in the Summary Document for sending paper communications. Between the Bank and the Borrower, the Bank’s books and accounting records will always constitute full evidence in any location and to all intents and purposes

Without prejudice to the provisions of article 119 of the Consolidated Law on Banking, the Bank’s statements of account, records and accounting entries in general shall always, unless proven otherwise at a later date, constitute full evidence in any place and to all intents and purposes of the receivables claimed by the Bank itself from the Borrower in relation to this Contract.

Art. 21 Applicable law and jurisdiction

This Contract is governed by Italian law.

For any dispute relating to the interpretation, conclusion, execution or termination of this Contract, or in any case related to it, the Court of Milan shall have exclusive jurisdiction, without prejudice to the mandatory powers established by the Italian Civil Procedure Code for precautionary and executive measures and without prejudice to the provisions of article 22, below.

Customer

copy

BANCO BPM S.p.A.

Capogruppo del Gruppo Bancario BANCO BPM

Sede Legale: Piazza F. Meda, 4-20121 Milano - Tel. 02 77001

Sede Amministrativa: Piazza Nagara, 2 - 37121 Verona - Tel. 045 8675111

www.bancobpm.it

Capitale Sociale al 7.4.2018 Euro 7.100.000.000.00 int. vers. - ABI 05034

C.F. e lscr. al Registro delle Imprese di Milano n. 09722490969 - Rappresentante del Gruppo IVA Banco BPM - P.IVA10537050964 - Aderente al Fondo

Interbancario di Tutela dei Depositi e al Fondo Nazionale di Garanzia

Iscritto all’Albo delle Banche della Banca d’Italia e all’Albo dei Gruppi Bancari

NDG: 000016251758	- DATE: 20/03/2020

Art. 22 Complaints - out-of-court settlements - Mediation aimed at conciliation - Condition of admissibility

The Bank informs the Borrower that in the event of a dispute arising as a result of this Contract or related and consequent acts, the Borrower may:

a)

submit a complaint to the Bank by registered letter with return receipt addressed to: Banco BPM SpA - Gestione Reclami [Complaints Management] - Via Polenghi Lombardo, 13 - 26900 Lodi, Italy, or by email to www.bancobpm.it section - “Reclami” [Complaints]. The Bank shall respond within thirty days from receiving the complaint;

if the Borrower is not satisfied with the outcome of the claim, or has not received a response within the deadline, it may

b)

after having followed the complaint procedure referred to in letter a) and within 12 (twelve) months from lodging the complaint, appeal, pursuant to article 128-bis of Italian Legislative Decree no. 385 (1 September 1993) of the Consolidated Law on Banking and Credit, to the Arbitro Bancario Finanziario (ABF) [the Italian Banking and Financial Arbitrator] where the amount of the complaint is no greater than 100,000.00 euro (one hundred thousand/00), if the complaint involves a demand for money, or for any amount in all other cases of dispute. The appeal must be signed by the Borrower; it may be presented on the Borrower’s behalf by an industry association of which the Borrower is a member, or by another duly authorised representative. In such cases, the appeal shall likewise be signed by the Borrower or shall be accompanied by a power of attorney. The appeal shall be drawn up using the forms posted on the ABF website, and available from any Bank of Italy branch open to the public. Alternatively, the appeal may be: sent directly to the technical secretariat of the ABF Council with jurisdiction over the matter (following the instructions stated on the forms) or to any Bank of Italy branch, or presented at any Bank of Italy branch open to the public. Should the Borrower wish to file a complaint, as above, the Borrower shall provide prompt notice of the same to the Bank by sending a copy of the appeal by registered letter with return receipt or by certified email. Further information on the dispute-resolution system established under article 128-bis of the TUB is available on the ABF’s website (www.arbitrobancariofinanziario.it);

or, alternatively,

c)

institute, even without having followed the complaint procedure referred to in letter a), above, the mediation procedure with the Bank Conciliation Entity formed under the Banking and Financial Conciliator - Association for Banking, Financial, and Corporate Dispute Resolution - ADR (enrolled in the register of conciliation bodies held by the Italian Ministry of Justice) as the Body specialising in banking and financial disputes, which has a network of conciliators across Italy (information available at www.conciliatorebancario.it). An equivalent right is reserved to Bank.

The Lending Bank also informs the Borrower that a condition of admissibility of legal claims relating to disputes arising from this Contract or related and consequent acts, pursuant to article 5, paragraph 1-bis, of Italian Legislative Decree no. 28 of 4 March 2010, introduced by Italian Law no. 98 of 9 August 2013, converting Italian Decree Law no. 69 of 21 June 2013, is the initiation of an out-of-court settlement or mediation procedure for conciliation.

In relation to the provision referred to in article 5, paragraph 1-bis of Italian Legislative Decree no. 28/2010, and in implementation of paragraph 5 of the same article, the Parties hereby agree to submit any disputes arising from this Contract to the Banking and Financial Conciliator - Association for Banking, Financial, and Corporate Dispute Resolution - ADR (enrolled in the register of conciliation bodies held by the Italian Ministry of Justice) as the Body specialising in banking and financial disputes, which has a network of conciliators across Italy.

Art. 23 - Disclosing information

The Borrower acknowledges and agrees that the Bank may disclose the personal data provided by the Borrower, as well as the content of this Contract and any information relating to the Borrower that the Bank considers appropriate:

a)	as part of a dispute arising from, or otherwise relating to, this Contract; or

b)	if so requested by a judicial order of any kind; or

c)	if so requested by any government, tax, banking authority of any competent jurisdiction; or

d)	to its own auditors and professional consultants and to the Borrower’s, provided that they have signed a confidentiality agreement in advance; or

e)

to the European Central Bank and/or to the Bank of Italy in the context of refinancing operations under the “Abaco” procedure (collateralised bank assets), as governed by the rules governing the “Eurosystem monetary policy instruments” in force from time to time; or

f)	to any person potentially interested in becoming an assignee within the meaning of article 24, below.

Art. 24 - Assignment of rights and obligations under the Contract

The Bank may, at any time, assign all or some of its receivables, rights, guarantees, benefits and obligations under this Contract or, in whole or in part, this Contract to a third party or third parties, with the Bank being subsequently released for that part of the obligations subject to the assignment and excluding any joint and several obligations between the assignor and the assignee.

Furthermore, it is expressly agreed that the Bank will be able to use, without restriction, the receivables deriving from the Loan as “non-negotiable assets” to be used as guarantees in favour of the European Central Bank and/or the Bank of Italy for refinancing operations granted by the latter under the “Abaco” procedure (collateralised bank assets), as governed by the rules governing the “Eurosystem monetary policy instruments” in force from time to time.

The Parties expressly agree that the Borrower will not have the right to assign nor to transfer any of its rights, benefits and obligations under this Contract, except for the legal effect resulting from a merger or demerger operation previously permitted by the Bank.

Customer

copy

BANCO BPM S.p.A.

Capogruppo del Gruppo Bancario BANCO BPM

Sede Legale: Piazza F. Meda, 4-20121 Milano - Tel. 02 77001

Sede Amministrativa: Piazza Nagara, 2 - 37121 Verona - Tel. 045 8675111

www.bancobpm.it

Capitale Sociale al 7.4.2018 Euro 7.100.000.000.00 int. vers. - ABI 05034

C.F. e lscr. al Registro delle Imprese di Milano n. 09722490969 - Rappresentante del Gruppo IVA Banco BPM - P.IVA10537050964 - Aderente al Fondo

Interbancario di Tutela dei Depositi e al Fondo Nazionale di Garanzia

Iscritto all’Albo delle Banche della Banca d’Italia e all’Albo dei Gruppi Bancari

NDG: 000016251758	- DATE: 20/03/2020

SIGNATURES

If you agree with the foregoing, we ask that you kindly return a signed copy of this document, using (verbatim) the text appearing infra, by way of your acceptance, and of all the provisions subject to your express approval, and with all representations as required.

Best regards,

BANCO BPM S.P.A.

/s/ Luca Restocchi
BPM Milan and Northern Lombardy Head
THE REPRESENTATIVE

                                             , born in                                  (        ) on     /    /

TO:

BANCO BPM S.P.A.

I/WE HAVE received your proposal as it appears above, which I/we hereby sign by way of full and unconditional acceptance.

I/We state:

☐	I/we have, prior to concluding the Contract, made use of the right to obtain:

☐	a copy of the Contract suitable for execution at the cost set forth in the Summary Document, not to exceed the underwriting fees

☐	a Contract template without the economic conditions and cost estimate based on the information supplied by me/us

☐	I/We did not make use of the right to obtain a copy of the Contract or a Contract template;

that this document, together with the documents attached to the same, was signed by me/us after a “guarantee seal” was affixed which ensures its inseparability and unchangeability.

Date	Address

THE BORROWER

Kaleyra S.p.A.

/s/ Luca Giardina Papa
Kaleyra VP Corporate Projects

I/We declare that I/we expressly approve, in accordance with article 1341, paragraph 2 of the Italian Civil Code - the following provisions of the foregoing terms and conditions of your:

“GENERAL UNSECURED LOAN”

- Art. 8) Late-payment interest;

- Art. 9) Repayment of the Loan (in the part where the overdraft charge is available);

- Art. 10) Expenses for credit collection;

- Art. 12) Voluntary early repayment;

- Art. 14) Solidarity bond;

- Art. 15) The Borrower’s additional obligations;

- Art. 16) Significant events;

Customer

copy

BANCO BPM S.p.A.

Capogruppo del Gruppo Bancario BANCO BPM

Sede Legale: Piazza F. Meda, 4-20121 Milano - Tel. 02 77001

Sede Amministrativa: Piazza Nagara, 2 - 37121 Verona - Tel. 045 8675111

www.bancobpm.it

Capitale Sociale al 7.4.2018 Euro 7.100.000.000.00 int. vers. - ABI 05034

C.F. e lscr. al Registro delle Imprese di Milano n. 09722490969 - Rappresentante del Gruppo IVA Banco BPM - P.IVA10537050964 - Aderente al Fondo

Interbancario di Tutela dei Depositi e al Fondo Nazionale di Garanzia

Iscritto all’Albo delle Banche della Banca d’Italia e all’Albo dei Gruppi Bancari

NDG: 000016251758	- DATE: 20/03/2020

- Art. 17) Activating the acceleration clause – Terminating the Contract;

- Art. 18) Fees, taxes and charges;

- Art. 19) Unilateral amendment to the conditions by the Bank;

- Art. 20) Election of domicile, communications and proof of accounting records (in the part in which proof of accounting records is available);

- Art. 22) Complaints – out-of-court remedies – Mediation aimed at conciliation – conditions of admissibility;

- Art 24) Assignment of rights and obligations under the Contract.

THE BORROWER

Kaleyra S.p.A.

/s/ Luca Giardina Papa
Kaleyra VP Corporate Projects

I/We state that I/we have received a copy of this contract agreed between the undersigned party/parties and the Bank, together with a copy of every other document that may be attached to the same.

THE BORROWER

Kaleyra S.p.A.

/s/ Luca Giardina Papa
Kaleyra VP Corporate Projects

Stamp for signature authenticity

Customer

copy

BANCO BPM S.p.A.

Capogruppo del Gruppo Bancario BANCO BPM

Sede Legale: Piazza F. Meda, 4-20121 Milano - Tel. 02 77001

Sede Amministrativa: Piazza Nagara, 2 - 37121 Verona - Tel. 045 8675111

www.bancobpm.it

Capitale Sociale al 7.4.2018 Euro 7.100.000.000.00 int. vers. - ABI 05034

C.F. e lscr. al Registro delle Imprese di Milano n. 09722490969 - Rappresentante del Gruppo IVA Banco BPM - P.IVA10537050964 - Aderente al Fondo

Interbancario di Tutela dei Depositi e al Fondo Nazionale di Garanzia

Iscritto all’Albo delle Banche della Banca d’Italia e all’Albo dei Gruppi Bancari